Exhibit 10.26

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is entered into as of 6/26/20, by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“Landlord”), and COKEM INTERNATIONAL, LTD., a Minnesota corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into a Lease Agreement dated August 18, 2017, as amended by that certain First Amendment to Lease dated January 22, 2018, pursuant to which Landlord leased to Tenant certain premises consisting of approximately 162,753 square feet located at 5651 Innovation Boulevard, Suite 500, Shakopee, Minnesota (the “Premises”), such lease, as amended and heretofore modified, being herein referred to as the “Lease”.

A G R E E M E N T:

NOW THEREFORE, in consideration of the Premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.

The Term of the Lease is extended for thirty-seven (37) months, such that the expiration date of the Term shall be May 31, 2024 (the “Renewal Term”). All of the terms and conditions of the Lease shall remain in full force and effect during the Renewal Term except as provided herein.

2.	Effective on July 1, 2020, the monthly Minimum Annual Rent due and payable under the Lease shall be amended such that it shall be as follows through the conclusion of the Renewal Term:

	Period		Monthly Minimum Annual Rent
07/01/2020	through	07/31/2020	*$	60,625.49
08/01/2020	through	02/28/2021		$60,625.49
03/01/2021	through	04/30/2021		$61,889.47
05/01/2021	through	04/30/2022		$72,831.97
05/01/2022	through	04/30/2023		$74,652.77
05/01/2023	through	04/30/2024		$76,519.09
05/01/2024	through	05/31/2024		$78,432.06

*Minimum Annual Rent shall be abated during this period. Annual Operating Expenses and all other reimbursable amounts accruing under the Lease shall remain due.

3.

Except as otherwise expressly provided herein, all defined terms used in this Amendment shall have the same respective meanings as are provided for such defined terms in the Lease. Tenant shall accept the Premises in its “as-is” condition and pay Operating Expenses and other reimbursable costs as provided in the Lease during the Renewal Term.

4.

Notwithstanding anything provided in the Lease to the contrary, effective on July 1, 2020, all payments required to be made by Tenant to Landlord (or to such other party as Landlord may from time to time specify in writing) may, at the option of Tenant, be made by Electronic Fund Transfer (“EFT”) of immediately available federal funds before 11:00 a.m., Eastern Time at such place, within the continental United States, as Landlord may from time to time designate to Tenant in writing.

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5.	The notice addresses for Landlord and Tenant during the Term, as extended, shall be as follows:

Landlord:	Prologis
Attn: Market Officer
406 11th Avenue N, Suite 230
Nashville, TN 37203

With a copy to:	Prologis
1800 Wazee Street, Suite 500
Denver, Colorado 80202
Attention: General Counsel

Tenant:	COKeM International Ltd.
5651 Innovation Blvd.
Shakopee, MN 55379

6.

Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Colliers International, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

7.

Tenant shall continue to have the Right of First Refusal set forth in Paragraph 29 of the Lease during the Renewal Term. All other Tenant options to extend the Term, terminate the Lease, or expand or contract the Premises, if any, which exist under the Lease are hereby null and void.

8.

Insofar as the specific terms and provisions of this Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms and provisions of this Amendment shall govern and control; in all other respects, the terms, provisions and exhibits of the Lease shall remain unmodified and in full force and effect.

9.

Landlord and Tenant hereby agree that (i) this Amendment is incorporated into and made a part of the Lease, (ii) any and all references to the Lease hereinafter shall include this Amendment, and (iii) the Lease and all terms, conditions and provisions of the Lease are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.

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IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the day and year first above written.

TENANT:		LANDLORD:

COKeM INTERNATIONAL, LTD.		LIBERTY PROPERTY LIMITED PARTNERSHIP
a Minnesota corporation		a Pennsylvania limited partnership

By:	/s/ Joe Rehak	By: Liberty Property Trust
Name:	Joe Rehak	a Maryland real estate investment trust
Title:	COO	its general partner

		By:	/s/ Tanner Hicklin
		Name:	Tanner Hicklin
		Title:	VP

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